Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Westwood One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York March 14, 2008